UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: April 24, 2008

(Date of earliest event reported)

GRANAHAN MCCOURT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33075 (Commission File Number)	02-0781911 (I.R.S Employer Identification No.)

179 Stony Brook Road Hopewell, NJ 08525 (Address of principal executive offices)		(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 333-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 24, 2008, Granahan McCourt Acquisition Corporation (the “Company”) announced that it has met the condition under its Fourth Amended and Restated Certificate of Incorporation that permits it until October 24, 2008 to complete an appropriate acquisition meeting the criteria set forth therein.  The Company expects to announce a definitive agreement for a business combination shortly.

Additionally, the Company announced that in its 2006 and 2007 financial statements included in the Company’s Annual Report on Form 10-K for the period ending December 31, 2007, the auditor’s opinion contained a “going concern” qualification.  According to Sections 401(h) and 610(b) of the American Stock Exchange Company Guide, the Company is required to publicly disclose that it has received an audit opinion that contains a going concern qualification.

Item 9.01 Financial Statements and Exhibits.

                (d) Exhibits:

                                The following Exhibit is attached as part of this report:

                                99.1 Press release of the Company dated April 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Granahan McCourt Acquisition Corporation
(Registrant)

Date: April 24, 2008	By:	/s/ David C. McCourt
David C. McCourt
President, Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of the Company dated April 24, 2008